SECURITIES AND EXCHANGE COMMISSION
                        ---------------------------------

                                    FORM 8-A
                  REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                        --------------------------------


                               BGE Capital Trust I
             (Exact name of registrant as specified in its charter)


                  Delaware                            Applied for
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


                       Baltimore Gas and Electric Company


                  Maryland                              52-028021
         (State of incorporation)          (I.R.S. Employer Identification No.)

                39 W. Lexington Street, Baltimore, Maryland 21201
              (Address of registrants' principal executive offices)



         Securities to be registered pursuant to Section 12(b) of the Act:

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          Title of each class                 Name of each exchange on which
          to be so registered                 each class is to be registered
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BGE Capital Trust I 7.16% Trust
Originated Preferred Securities (and            New York Stock Exchange
the Guarantee with respect thereto)
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         If this  form  relates  to the  registration  of a class of  securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates:

                      333-53767                               333-53767-01
         Baltimore Gas and Electric Company               BGE Capital Trust I

         Securities to be registered pursuant to Section 12(g) of the Act:  None



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The class of  securities  to be  registered  hereby is the 7.16% Trust
Originated  Preferred  Securities  (the  "Preferred  Securities") of BGE Capital
Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"). The Preferred Securities represent preferred undivided beneficial interests in the assets of the Trust, and are guaranteed by Baltimore Gas and Electric Company, a Maryland corporation ("BGE") and the Depositor of the Trust, to the extent set forth in the Registration Statement on Form S-3 of the Trust and BGE (Registration Nos. 333-53767-01 and 333-53767) (the "Registration Statement"), filed with the Securities and Exchange Commission on May 28, 1998, and the form of Prospectus included therein, and the Preliminary Prospectus Supplement for the Preferred Securities which descriptions are incorporated herein by reference. Definitive copies of the Prospectus and the Prospectus Supplement describing the Preferred Securities will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this registration statement on Form 8-A. ("Trust Originated Preferred Securities" is a service mark of Merrill Lynch & Co., Inc.)

Item 2.  Exhibits

2.1 Certificate of Trust, dated May 22, 1998, of BGE Capital Trust I (incorporated herein by reference to Exhibit 4(a) to the Registration Statement).

2.2 Form of Amended and Restated Declaration of Trust of BGE Capital Trust I (incorporated herein by reference to Exhibit 4(c) to the Registration Statement).

2.3 Form of Preferred Security (incorporated herein by reference to Exhibit 4(g)to the Registration Statement).

2.4 Form of Guarantee Agreement with respect to the Preferred Securities (incorporated herein by reference to Exhibit 4(f) to the Registration Statement).

2.5 Form of Subordinated Indenture between Baltimore Gas and Electric Company and the Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4(d) to the Registration Statement).

2.6 Form of Supplemental Indenture to Indenture to be used in connection with the issuance of a series of Deferrable Interest Subordinated Debentures (incorporated herein by reference to Exhibit 4(e) to the Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, this 8th day of June 1998.

BGE Capital Trust I

By   /s/ David A. Brune
     David A. Brune, Trustee

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, this 8th day of June 1998.

Baltimore Gas and Electric Company

By   /s/ David A. Brune
     David A. Brune, Vice President